UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2013

Total System Services, Inc.

(Exact name of registrant as specified in its charter)

Georgia	1-10254	58-1493818
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One TSYS Way, Columbus, Georgia	31901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 649-2310

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Term Loan

On April 8, 2013, Total System Services, Inc. (“we,” “us,” “our” or “the Company”) entered into a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Syndication Agent, Regions Bank and U.S. Bank National Association, as Documentation Agents, and other lenders party thereto, with J.P. Morgan Securities LLC, The Bank of Tokyo Mitsubishi UFJ, Ltd., Regions Capital Markets, and U.S. Bank National Association as joint lead arrangers and joint bookrunners. The Credit Agreement provides for a five-year term loan to the Company in the amount of $200 million (the “Term Loan”).

On February 19, 2013, we and our wholly-owned merger subsidiary entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NetSpend Holdings, Inc. (“NetSpend”), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, our merger subsidiary will merge with and into NetSpend, with NetSpend continuing as the surviving corporation and as our wholly-owned subsidiary (the “Acquisition”). The Term Loan will be funded only upon the consummation of the Acquisition pursuant to the Merger Agreement, with no provision of the Merger Agreement having been amended or waived, and no consent having been given, that is materially adverse to the arrangers and lenders of the Credit Agreement without the prior written consent of the arrangers of the Term Loan. The proceeds of the Term Loan will be used to pay a portion of the $1.4 billion purchase price of the Acquisition and related fees and expenses. We expect to complete the Acquisition in mid-2013, subject to satisfaction of the closing conditions provided in the Merger Agreement.

Concurrently with entering into the Merger Agreement, we obtained commitments for a $1.2 billion 364-day bridge term loan facility from JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC and The Bank of Tokyo-Mitsubishi UFJ, Ltd. Thereafter, JPMorgan Chase Bank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd. assigned portions of their commitments to other bridge facility lenders. Upon entering into the Credit Agreement, the total commitments under the bridge term loan facility were reduced by the amount of the Term Loan, from $1.2 billion to $1 billion.

Borrowings under the Credit Agreement will be at the London Interbank Offered Rate (“LIBOR”) plus a margin, or the Base Rate (as defined in the Credit Agreement) plus a margin, as we may elect. Based on our current credit ratings, the interest rate on borrowings would be LIBOR plus a margin of 1.125%, or the Base Rate plus a margin of 0.125%. Thereafter, the applicable margins are subject to adjustment based on changes to our credit ratings, with margins ranging from 1.00% to 1.75% for borrowings based on LIBOR, and ranging from 0% to 0.75% for borrowings based on the Base Rate. In addition, we will pay the lenders a commitment fee ranging from 0.175% to 0.225% per annum, based on our credit ratings, until the Term Loan is funded upon the consummation of the Acquisition, as described above, or the commitments under the Credit Agreement are otherwise terminated by us or expire on October 31, 2013.

The Credit Agreement contains customary covenants regarding, among other matters, the maintenance of insurance, the preservation and maintenance of our corporate existence, material compliance with laws and the payment of taxes and other material obligations. The Credit Agreement also contains financial covenants including a maximum consolidated leverage ratio (“Maximum Leverage Ratio”) and minimum consolidated fixed charge coverage ratio (the “Minimum Fixed Charge Coverage Ratio”), each as described in the Credit Agreement. These ratios are computed at the end of each fiscal quarter for the most recent four fiscal quarters. The Credit Agreement allows for a Maximum Leverage Ratio of 3.00 to 1.00 and a Minimum Fixed Charge Coverage Ratio of 2.50 to 1.00. In addition, the Credit Agreement contains covenants which, among other things, limit our ability, and that of our subsidiaries (subject to exceptions as provided in the Credit Agreement), to:

•	grant or permit liens on our or their assets;

•	make certain investments, guarantees or loans;

•	merge, consolidate or otherwise dispose of assets other than in the ordinary course of business;

•	make acquisitions (other than the Acquisition) or sell or otherwise dispose of assets other than in the ordinary course of business;

•	pay dividends or make other restricted payments;

•	enter into sale-leaseback transactions;

•	make material changes in our lines of business; and

•	enter into transactions with our or their affiliates.

The Credit Agreement includes customary events of default, including, but not limited to, the failure to pay any interest, principal or fees when due, the failure to perform or the violation of any covenant or agreement (subject, in certain cases, to specified cure periods), the making of materially inaccurate or false representations or warranties, a default on other material indebtedness, insolvency or bankruptcy, a change of control and the occurrence of certain ERISA events and other judgments against the Company or its material subsidiaries.

This description of the Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Existing Credit Agreement

On September 10, 2012, we entered into a credit agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Regions Capital Markets and U.S. Bank National Association, as Syndication Agents, and the other lenders named therein, with J.P. Morgan Securities LLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Regions Capital Markets and U.S. Bank National Association, as joint lead arrangers and joint bookrunners (the “Existing Credit Agreement”). The Existing Credit Agreement provides for a $350 million five-year unsecured revolving credit facility (which may be increased by up to an additional $350 million under certain circumstances) and includes a $50 million subfacility for the issuance of standby letters of credit and a $50 million subfacility for swingline loans. The Existing Credit Agreement also provided for a $150 million five-year unsecured term loan, which was fully funded on the closing of the Existing Credit Agreement.

On April 8, 2013, we entered into the First Amendment to the Existing Credit Agreement in order to conform certain provisions of the Existing Credit Agreement to the Credit Agreement for the Term Loan.

This description of the First Amendment is qualified in its entirety by reference to the complete terms and conditions of the agreement which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.        Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 related to the Credit Agreement and Term Loan is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Credit Agreement of Total System Services, Inc., dated as of April 8, 2013, with JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities LLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Regions Capital Markets and U.S. Bank National Association, as joint lead arrangers and joint bookrunners, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Syndication Agent, and the other lenders named therein.

10.2	First Amendment, dated as of April 8, 2013, to the Credit Agreement of Total System Services, Inc., dated as of September 10, 2012, with JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities LLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Regions Capital Markets and U.S. Bank National Association, as joint lead arrangers and joint bookrunners, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., Regions Capital Markets and U.S. Bank National Association, as Syndication Agents, and the other lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL SYSTEM SERVICES, INC.
Date: April 11, 2013	By:	/s/ Kathleen Moates
Kathleen Moates Senior Deputy General Counsel

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